Exhibit 99.1

Saia Reports Third Quarter Earnings per Share of $0.46

JOHNS CREEK, GA. – October 28, 2015 – Saia, Inc. (NASDAQ: SAIA), a leading transportation provider offering multi-regional less-than-truckload (LTL), non-asset truckload and logistics services, today reported third quarter 2015 results.

Third Quarter 2015 Compared to Third Quarter 2014 Results

•	Revenues were $317 million, a 4.6% decrease
•	Operating income decreased 27% to $19.8 million
•	Diluted earnings per share were $0.46 compared to $0.64
•	Operating ratio of 93.7 compared to 91.8
•	LTL shipments were down 4.2% and LTL tonnage declined 6.7%
•	LTL revenue per hundredweight increased 2.2% despite the impact of lower year-over-year fuel surcharges

“Our disappointing third quarter results were primarily the result of declining tonnage trends during the quarter, which made it difficult to offset higher investments in driver wages. Additionally, we incurred increased expenses associated with self-insurance claims.  In this type of volume environment we will more aggressively manage costs and maintain a constant focus on mix management to ensure that proper compensatory pricing is in place,” said Saia President and Chief Executive Officer, Rick O’Dell.

“Despite the negative year-over-year earnings results, we improved pricing and LTL yield for the 21st consecutive quarter.  Our level of service remains excellent at 98% on-time and we further improved our cargo claims results in the quarter,” O’Dell added.

Financial Position and Capital Expenditures

Total debt was $81.2 million at September 30, 2015 and inclusive of the $4.5 million of cash on-hand, net debt to total capital was 15.6% at quarter end.  This compares to total debt of $83.0 million and net debt to total capital of 17.7% at December 31, 2014.

Net capital expenditures in the first nine months of the year were $92.1 million including equipment acquired with capital leases and excluding our acquisition of LinkEx in February.  This compares to $85.5 million spent in the first nine months of 2014.  The Company currently plans net capital expenditures in 2015 of approximately $125 million.

Conference Call

Management will hold a conference call to discuss quarterly results today at 11:00 a.m. Eastern Time. To participate in the call, please dial 888-401-4669 or 719-325-2472 referencing conference ID #6997115.  Callers should dial in five to ten minutes in advance of the conference call.  This call will be webcast live via the Company web site at www.saiacorp.com.  A replay of the call will be offered two hours after the completion of the call through November 3, 2015 at 2:00 p.m. Eastern Time.  The replay will be available by dialing 1-888-203-1112 or 719-457-0820.

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services.  With headquarters in Georgia, Saia LTL Freight operates 147 terminals in 34 states.  For more information on Saia, Inc. visit the Investor Relations section at www.saiacorp.com.

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

Saia, Inc. Third Quarter 2015 Results

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, assumptions and uncertainties include, but are not limited to, general economic conditions including downturns in the business cycle; effectiveness of Company-specific performance improvement initiatives, including management of the cost structure to match shifts in customer volume levels; the creditworthiness of our customers and their ability to pay for services; failure to achieve acquisition synergies; failure to operate and grow acquired businesses in a manner that supports the value allocated to these acquired businesses, including their goodwill; competitive initiatives and pricing pressures, including in connection with fuel surcharge; loss of significant customers; the Company’s need for capital and uncertainty of the credit markets; the possibility of defaults under the Company’s debt agreements (including violation of financial covenants); possible issuance of equity which would dilute stock ownership; integration risks; the effect of litigation including class action lawsuits; cost and availability of qualified drivers, fuel, purchased transportation, real property, revenue equipment and other assets; governmental regulations, including but not limited to Hours of Service, engine emissions, the “Compliance, Safety, Accountability” (CSA) initiative, compliance with legislation requiring companies to evaluate their internal control over financial reporting, Homeland Security, environmental regulations and the Food and Drug Administration; changes in interpretation of accounting principles; dependence on key employees; inclement weather; labor relations, including the adverse impact should a portion of the Company’s workforce become unionized; terrorism risks; self-insurance claims and other expense volatility; increased costs as a result of healthcare reform legislation; social media risks; cyber security risk; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.  As a result of these and other factors, no assurance can be given as to our future results and achievements.  A forward looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur.

# # #

CONTACT:	Saia, Inc.
Doug Col
dcol@saia.com
678.542.3910

Saia, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	September 30, 2015	December 31, 2014
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$4,540	$4,367
Accounts receivable, net	139,041	128,367
Prepaid expenses and other	42,156	56,902
Total current assets	185,737	189,636

PROPERTY AND EQUIPMENT:
Cost	975,874	891,145
Less: accumulated depreciation	443,330	407,505
Net property and equipment	532,544	483,640
OTHER ASSETS	32,706	13,169
Total assets	$750,987	$686,445

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$59,504	$42,388
Wages and employees' benefits	32,463	28,777
Other current liabilities	50,495	50,176
Current portion of long-term debt	12,031	9,138
Total current liabilities	154,493	130,479

OTHER LIABILITIES:
Long-term debt, less current portion	69,163	73,897
Deferred income taxes	77,775	78,406
Claims, insurance and other	35,728	36,757
Total other liabilities	182,666	189,060

STOCKHOLDERS' EQUITY:
Common stock	25	25
Additional paid-in capital	228,015	223,713
Deferred compensation trust	(3,198)	(2,189)
Retained earnings	188,986	145,357
Total stockholders' equity	413,828	366,906
Total liabilities and stockholders' equity	$750,987	$686,445

Saia, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Quarters and Nine Months Ended September 30, 2015 and 2014
(Amounts in thousands, except per share data)
(Unaudited)

	Third Quarter		Nine Months
	2015	2014	2015	2014
OPERATING REVENUE	$317,199	$332,544	$933,701	$962,673

OPERATING EXPENSES:
Salaries, wages and employees' benefits	177,623	166,353	505,817	476,779
Purchased transportation	19,314	27,479	57,212	77,396
Fuel, operating expenses and supplies	65,122	80,206	201,432	241,441
Operating taxes and licenses	9,258	9,033	27,765	27,001
Claims and insurance	9,146	6,956	20,344	30,651
Depreciation and amortization	16,765	15,336	48,525	44,264
Operating loss, net	126	32	247	20
Total operating expenses	297,354	305,395	861,342	897,552

OPERATING INCOME	19,845	27,149	72,359	65,121

NONOPERATING EXPENSES:
Interest expense	1,033	1,064	3,126	3,557
Other, net	46	16	(19)	(49)
Nonoperating expenses, net	1,079	1,080	3,107	3,508

INCOME BEFORE INCOME TAXES	18,766	26,069	69,252	61,613
Income tax expense	6,989	9,791	25,623	23,191
NET INCOME	$11,777	$16,278	$43,629	$38,422

Average common shares outstanding - basic	24,963	24,527	24,901	24,465
Average common shares outstanding - diluted	25,555	25,505	25,525	25,436

Basic earnings per share	$0.47	$0.66	$1.75	$1.57
Diluted earnings per share	$0.46	$0.64	$1.71	$1.51

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2015 and 2014
(Amounts in thousands)
(Unaudited)
	Nine Months
	2015	2014
OPERATING ACTIVITIES:
Net cash provided by operating activities	$114,038	$92,017
Net cash provided by operating activities	114,038	92,017

INVESTING ACTIVITIES:
Acquisition of business	(22,238)	–
Acquisition of property and equipment	(68,835)	(79,773)
Proceeds from disposal of property and equipment	665	2,590
Net cash used in investing activities	(90,408)	(77,183)

FINANCING ACTIVITIES:
Repayment of long-term debt	(3,571)	(3,571)
Repayment of revolving credit agreement, net	(20,000)	(8,317)
Proceeds from stock option exercises	2,816	4,159
Other financing activities	(2,702)	(20)
Net cash used in financing activities	(23,457)	(7,749)

NET INCREASE IN CASH AND CASH EQUIVALENTS	173	7,085
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	4,367	159
CASH AND CASH EQUIVALENTS, END OF PERIOD	$4,540	$7,244

NON-CASH ITEMS:
Acquisition of property and equipment financed with capital leases	$23,979	$8,328

Saia, Inc. and Subsidiaries
Financial Information
For the Quarters Ended September 30, 2015 and 2014
(Unaudited)

					Third Quarter
		Third Quarter		%	Amount/Workday		%
		2015	2014	Change	2015	2014	Change
Workdays					64	64

Operating ratio		93.7%	91.8%

Tonnage (1)	LTL	940	1,008	(6.7)	14.68	15.75	(6.8)
	TL	188	215	(12.6)	2.93	3.36	(12.8)

Shipments (1)	LTL	1,658	1,730	(4.2)	25.91	27.03	(4.1)
	TL	27	31	(12.6)	0.42	0.48	(12.5)

Revenue/cwt. (2)	LTL	$15.51	$15.17	2.2
	TL	$5.87	$5.95	(1.3)

Revenue/shipment (2)	LTL	$175.77	$176.71	(0.5)
	TL	$820.00	$831.69	(1.4)

Pounds/shipment	LTL	1,134	1,165	(2.7)
	TL	13,967	13,978	(0.1)

Length of Haul		773	766	0.9

(1) In thousands

(2)		Revenue does not include the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy and other revenue.